AGREEMENT AND PLAN OF MERGER

                                     between

                               ANDREW CORPORATION

                                       and

                               THE ANTENNA COMPANY

                                -----------------

                             Dated January 25, 1996

                                -----------------

                               TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER


ARTICLE I.          THE MERGER............................................1

       1.1.       The Merger..............................................1
       1.2.       Closing.................................................1
       1.3.       Effective Time..........................................1
       1.4.       Effects of the Merger...................................1
       1.5.       Certificate of Incorporation and By-Laws................1
       1.6.       Directors and Officers..................................2
       1.7.       Andrew Common Stock.....................................2
       1.8.       Tax Consequences........................................2

ARTICLE II.         CONVERSION AND EXCHANGE OF SHARES.....................2

       2.1.       Conversion of Antenna Common Stock......................2
       2.2.       Exchange of Shares......................................3

ARTICLE III.        REPRESENTATIONS AND WARRANTIES OF ANTENNA.............4

       3.1.       Corporate Organization..................................4
       3.2.       Capitalization..........................................4
       3.3.       Authority; No Violation.................................5
       3.4.       Consents and Approvals..................................5
       3.5.       Reports.................................................6
       3.6.       Compliance with Applicable Law..........................6
       3.7.       Financial Statements....................................6
       3.8.       Absence of Certain Changes or Events....................6
       3.9.       Legal Proceedings and Restrictions......................7
       3.10.      Taxes and Tax Returns...................................7
       3.11.      Employee Benefits.......................................9
       3.12.      Employment and Labor Relations.........................11
       3.13.      Contracts..............................................11
       3.14.      Undisclosed Liabilities................................13
       3.15.      Environmental Liability................................13
       3.16.      Tangible Assets........................................14
       3.17.      Real Property..........................................14
       3.18.      Intellectual Property..................................14
       3.19.      Inventory..............................................15
       3.20.      Notes and Accounts Receivable..........................16
       3.21.      Bank Accounts and Powers of Attorney...................16
       3.22.      Guaranties.............................................16
       3.23.      Insurance..............................................16
       3.24.      Service Contracts and Warranties.......................16
       3.25.      Certain Relationships..................................16
       3.26.      S-4 Information........................................16
       3.27.      Broker's Fees..........................................17
       3.28.      Pooling of Interests...................................17
       3.29.      Certain Customer Relationships.........................17
       3.30.      Disclosure.............................................17

ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF ANDREW.............17

       4.1.       Corporate Organization.................................17
       4.2.       Capitalization.........................................18
       4.3.       Authority; No Violation................................18
       4.4.       Consents and Approvals.................................18
       4.5.       Financial Statements...................................19
       4.6.       Legal Proceedings......................................19
       4.7.       SEC Reports............................................19
       4.8.       S-4 Information........................................20
       4.9.       Broker's Fees..........................................20
       4.10.      Reorganization.........................................20
       4.11.      Disclosure.............................................20

ARTICLE V.          COVENANTS RELATING TO CONDUCT OF BUSINESS............20

       5.1.       Conduct of Businesses Prior to the Effective Time......20
       5.2.       Antenna Forbearances...................................20
       5.3.       Andrew Forbearances....................................22

ARTICLE VI.         ADDITIONAL AGREEMENTS................................22

       6.1.       Regulatory and Other Matters...........................22
       6.2.       Access to Information..................................22
       6.3.       Stockholders' Approval.................................23
       6.4.       NNM Listing............................................23
       6.5.       Affiliates.............................................23
       6.6.       Additional Agreements..................................23
       6.7.       Advice of Changes......................................23
       6.8.       Takeover Proposals.....................................23
       6.9.       Tax Matters............................................24
       6.10.      Exchange Act Reports...................................25
       6.11.      Combined Operations Financial Statements...............25

ARTICLE VII.        CONDITIONS PRECEDENT.................................25

       7.1.       Conditions to Each Party's Obligation To Effect
                       the Merger........................................25
       7.2.       Conditions to Obligations of Andrew....................26
       7.3.       Conditions to Obligations of Antenna...................27

ARTICLE VIII.       TERMINATION AND AMENDMENT............................29

       8.1.       Termination............................................29
       8.2.       Effect of Termination..................................30
       8.3.       Amendment; Extension; Waiver...........................30

ARTICLE IX.         GENERAL PROVISIONS...................................30

       9.1.       Expenses...............................................30
       9.2.       Notices................................................30
       9.3.       Interpretation.........................................31
       9.4.       Counterparts...........................................32
       9.5.       Entire Agreement.......................................32
       9.6.       Governing Law..........................................32
       9.7.       Severability...........................................32
       9.8.       Publicity..............................................32
       9.9.       Assignment; Third Party Beneficiaries..................32
       9.10.      Knowledge and Awareness................................32
       9.11.      Construction...........................................33
       9.12.      Pooling of Interests Accounting; Tax Free
                       Reorganization....................................33

EXHIBITS

A        -        Certificate of Merger
B        -        Affiliate Letter
C        -        Non-Competition and Confidentiality Agreement
D        -        McDermott, Will & Emery Legal Opinion
E        -        Antenna Certificate
F        -        Antenna Shareholder's Certificate
G        -        Gardner, Carton & Douglas Legal Opinion

                             INDEX OF DEFINED TERMS

Agreement............................................................. Recitals
Andrew ............................................................... Recitals
Andrew Common Stock .................................................  ss.2.1(a)
Andrew Financial Statements Forms 10-Q ...........................     ss.4.5
Andrew Stock Value ....................................................   2.1(a)
Antenna .............................................................  Recital
Antenna Plans ....................................................... ss.3.10(a)
Antenna Common Stock ............................................     ss.2.1
Antenna Contract .................................................    ss.3.13
Antenna Financial Statements ....................................     ss.3.7
Antenna Subsidiaries ...............................................  ss.3.1(b)
Certificate of Merger ...........................................     ss.1.3
Closing .........................................................     ss.1.2
Closing Date ....................................................     ss.1.2
Code ............................................................     ss.1.8
Common Certificate .................................................  ss.2.1(b)
Confidentiality Agreement .......................................     ss.6.2
Consents.........................................................     ss.3.4
Delaware Secretary ..............................................     ss.1.3
DGCL ............................................................     ss.1.1
Disclosure Schedule ................................................. Art. III
Effective Time ..................................................     ss.1.3
Environmental Laws .................................................. ss.3.15(e)
ERISA ............................................................... ss.3.11(a)
ERISA Affiliates .................................................... ss.3.11(a)
Exchange Act ....................................................     ss.4.5
Exchange Ratio .....................................................  ss.2.1(a)
GAAP ............................................................     ss.3.7
Governmental Authority ..........................................     ss.3.4
Hazardous Material .................................................. ss.3.15(e)
HSR Filing.......................................................     ss.3.4
IBCA................................................................  ss.7.2(c)
Intellectual Property ............................................    ss.3.18
Interim Financial Statements.....................................     ss.3.7
IRS ................................................................. ss.3.11(b)
Liens ..............................................................  ss.3.2(b)
Material Adverse Effect .........................................     ss.3.8
Merger .............................................................  Recital
1994 Balance Sheet ...............................................    ss.3.14
NNM ................................................................  ss.2.1(a)
Person..............................................................  ss.5.2(a)
Primary Customers.................................................    ss.3.29
Requisite Regulatory Approvals......................................  ss.7.1(a)
Returns.............................................................. ss.3.10(c)
S-4..............................................................     ss.3.4
SEC..............................................................     ss.3.4
Securities Act ...................................................    ss.3.26
Surviving Corporation ...........................................     ss.1.1
Takeover Proposal................................................     ss.6.8
Taxes................................................................ ss.3.10(c)

                             AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated January 25, 1996 (the "Agreement"), by and between ANDREW CORPORATION, a Delaware corporation ("Andrew"), and THE ANTENNA COMPANY, an Illinois corporation ("Antenna").

         WHEREAS, the Boards of Directors of Andrew and Antenna have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination provided for in this Agreement in which Antenna, subject to the terms and conditions set forth herein, will merge with and into Andrew (the "Merger");

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to establish certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


                                   ARTICLE I.

                                   THE MERGER

         1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as hereinafter defined), Antenna shall merge with and into Andrew. Andrew shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Antenna shall terminate.

         1.2. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m., at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, not later than five business days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VII, unless extended by mutual agreement of the parties (the "Closing Date").

         1.3. Effective Time. The Merger shall become effective as set forth in a certificate of merger substantially in the form attached as Exhibit A (the "Certificate of Merger"), which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

         1.4. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

         1.5. Certificate of Incorporation and By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation and By-Laws of Andrew shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.6. Directors and Officers. The directors and officers of Andrew immediately prior to the Effective Time shall continue as the directors and officers of the Surviving Corporation, unless and until thereafter changed in accordance with the DGCL and the Surviving Corporation's Certificate of Incorporation and By-Laws.

         1.7. Andrew Common Stock. At and after the Effective Time, each share of Andrew Common Stock issued and outstanding immediately prior thereto shall remain issued and outstanding and shall not be affected by the Merger.

         1.8. Tax Consequences. Andrew and Antenna intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. Andrew and Antenna also intend that the Merger be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.


                                   ARTICLE II.

                        CONVERSION AND EXCHANGE OF SHARES

         2.1. Conversion of Antenna Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Andrew, Antenna or any stockholder of Antenna:

         (a) Each share of the common stock, par value $0.10 per share, of Antenna (the "Antenna Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of the common stock, par value $.01 per share, of Andrew (the "Andrew Common Stock") at an exchange ratio (the "Exchange Ratio") determined as follows: each share of Antenna Common Stock shall be exchanged for that number of shares of Andrew Common Stock equal to the quotient of (x) the number obtained by dividing $52,500,000 by the number of shares of Antenna Common Stock outstanding immediately prior to the Effective Time, divided by (y) the greater of $42.00, or the average of the high and low per share sale price of the Andrew Common Stock, as reported on the Nasdaq National Market (the "NNM") for each of the ten trading days immediately preceding and including the second trading day prior to the Closing, as reported in the NNM listings published in The Wall Street Journal (the "Andrew Stock Value"). No fractional shares of Andrew Common Stock shall be issued, and in lieu thereof, Andrew shall pay to each former stockholder of Antenna who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the greater of $42.00 or the Andrew Stock Value by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of Andrew Common Stock to which such holder would otherwise be entitled to receive pursuant to this
Section 2.1.

         (b) All of the shares of Antenna Common Stock converted into Andrew Common Stock pursuant to this Article shall no longer be outstanding and shall automatically be canceled and cease to exist at the Effective Time, and each certificate previously representing any such shares of Antenna Common Stock (a "Common Certificate") shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Andrew Common Stock and
(ii) cash in lieu of fractional shares into which the shares of Antenna Common Stock represented by such Common Certificate have been converted. If, prior to the Effective Time, the outstanding shares of Andrew Common Stock or Antenna Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

         (c) At the Effective Time, all shares of Antenna Common Stock that are owned by Antenna as treasury stock and all shares of Antenna Common Stock that are owned, directly or indirectly, by Antenna, Andrew or any of their respective wholly-owned subsidiaries shall be canceled and shall cease to exist, and no stock of Andrew or other consideration shall be delivered in exchange therefor. All shares of Andrew Common Stock that are owned by Antenna or any of its wholly-owned subsidiaries shall become treasury stock of Andrew.

         (d) After the Effective Time, there shall be no transfers on Antenna's stock transfer books of shares of Antenna Common Stock.

         2.2. Exchange of Shares. (a) At the Closing, each shareholder of Antenna shall have the right to deliver to Andrew Common Certificates representing all of the issued and outstanding shares of Antenna Common Stock owned by such shareholder, duly endorsed for transfer or accompanied by duly executed stock powers, free and clear of all options, liens, claims, charges, restrictions and other encumbrances of any nature whatsoever, other than federal and state securities law restrictions. Upon proper surrender of a Common Certificate for exchange and cancellation to Andrew, and in accordance with and subject to the other provisions of this Agreement, the holder of such Common Certificate shall receive in exchange therefor (i) a certificate representing that number of whole shares of Andrew Common Stock to which such holder of Antenna Common Stock shall have become entitled, and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive. The Common Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash in lieu of fractional shares payable to holders of Common Certificates.

         (b) If any certificate representing shares of Andrew Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to Andrew in advance any transfer or other taxes required by reason thereof, or shall establish to the satisfaction of Andrew that such tax has been paid or is not payable.

         (c) In the event any Common Certificate shall have been lost, stolen or destroyed, the person so claiming shall make an affidavit of that fact and, if required by Andrew, post a bond in such amount as Andrew may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate. Thereafter, Andrew shall issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Andrew Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF ANTENNA

         Except as disclosed by Antenna in the disclosure schedule delivered pursuant to this Agreement (the "Disclosure Schedule"), Antenna represents and warrants to Andrew as follows:

         3.1. Corporate Organization. (a) Antenna is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Antenna has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Correct and complete copies of the Articles of Incorporation and By-Laws of Antenna, as in effect on the date of this Agreement, have been made available to Andrew by Antenna.

         (b) Section 3.1(b) of the Disclosure Schedule sets forth the name, jurisdiction where organized and capitalization of each entity included in the consolidated financial statements of Antenna (the "Antenna Subsidiaries") and each other corporation, partnership, limited liability company, joint venture or other entity in which Antenna holds an interest. Each Antenna Subsidiary (i) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and
(iii) has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted.

         (c) The minute books of Antenna and the Antenna Subsidiaries accurately reflect in all material respects all actions taken by the boards of directors, including committees thereof, and the stockholders of Antenna and the Antenna Subsidiaries.

         3.2. Capitalization. (a) The authorized capital stock of Antenna consists of 100,000 shares of Antenna Common Stock, of which 9,000 shares are issued and outstanding. Each record holder of Antenna Common Stock, and the number of shares owned by each, is set forth in Section 3.2 of the Disclosure Schedule. No shares of Antenna Common Stock are held in Antenna's treasury and no shares of Antenna Common Stock are reserved for issuance. All of the issued and outstanding shares of Antenna Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Antenna does not have and is not bound by any outstanding subscriptions, options, convertible securities, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock.

         (b) Antenna owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the Antenna Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests of any kind (collectively, "Liens"), and all of such shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Antenna Subsidiary has or is bound by any outstanding subscriptions, options, convertible securities, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock or any other equity interest in such Subsidiary.

         3.3. Authority; No Violation. (a) Antenna has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Antenna. Except for the adoption of this Agreement by the affirmative vote of holders owning 66-2/3% or more of the issued and outstanding shares of Antenna Common Stock, no other corporate proceedings on the part of Antenna are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Antenna and constitutes a valid and binding obligation of Antenna, enforceable against Antenna in accordance with its terms.

         (b) The execution and delivery of this Agreement by Antenna, the consummation by Antenna of the transactions contemplated hereby, and the compliance by Antenna with the terms or provisions hereof, will not (i) violate any provision of the Articles of Incorporation or By-Laws of Antenna, (ii) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Antenna or any of the Antenna Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, breach any provision of or result in the loss of any benefit or the increase in the amount of any liability or obligation under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Antenna or any of the Antenna Subsidiaries under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Antenna or any of the Antenna Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         3.4. Consents and Approvals. Except for (i) the filing of the Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Filing") and the expiration of the waiting period thereunder, (ii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (iii) the filing of Articles of Merger with the Illinois Secretary of State pursuant to the Illinois Business Corporation Act of 1983, as amended, (iv) the approval of this Agreement by the requisite vote of the holders of Antenna Common Stock, and (v) the filing with the Securities and Exchange Commission (the "SEC") and declaration of effectiveness of a Registration Statement on Form S-4 (the "S-4"), no consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, or notice to (collectively, the "Consents") any court, administrative agency, commission or other governmental authority or instrumentality, whether Federal, state, local or foreign (each a "Governmental Authority"), or with any third party are necessary in connection with the execution and delivery by Antenna of this Agreement and the consummation by Antenna of the Merger and the other transactions contemplated by this Agreement.

         3.5. Reports. Antenna and each of the Antenna Subsidiaries have timely filed all reports, registrations and statements required to be filed since January 1, 1991 with any Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. No Governmental Authority has initiated any proceeding or, to the best knowledge of Antenna, investigation into the business or operations of Antenna or any of the Antenna Subsidiaries.

         3.6. Compliance with Applicable Law. Antenna and each of the Antenna Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and have complied with and are not in default under any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction of any Governmental Authority applicable to Antenna or any of the Antenna Subsidiaries.

         3.7. Financial Statements. Antenna has previously provided Andrew with correct and complete copies of the following (collectively, the "Antenna Financial Statements"): (a) the consolidated balance sheets of Antenna and the Antenna Subsidiaries as of December 31, 1994, 1993, 1992 and 1991, and the related consolidated statements of income and retained earnings and cash flows for the fiscal years ended December 31, 1994, 1993, 1992 and 1991, in each case accompanied by the audit report of William J. Barnes & Co., Ltd., independent public accountants with respect to Antenna, and (b) the unaudited consolidated balance sheets of Antenna and the Antenna Subsidiaries as of March 31, June 30 and September 30, 1995 and the related unaudited consolidated statements of income for the periods then ended (the "Interim Financial Statements"). The Antenna Financial Statements fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments customary in nature and amount), the consolidated financial position of Antenna and the Antenna Subsidiaries as of the dates thereof, and the consolidated results of operations and cash flows of Antenna and the Antenna Subsidiaries for the respective fiscal periods or as of the respective dates thereof. Each of the Antenna Financial Statements, including the notes thereto, has been, or will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved. The books and records of Antenna and the Antenna Subsidiaries have been, and are being, maintained in accordance with all applicable legal and accounting requirements.

         3.8. Absence of Certain Changes or Events. (a) Since December 31, 1994,
(i) Antenna and the Antenna Subsidiaries, taken as a whole, have not incurred any material liability that is not disclosed in the Interim Financial Statements, (ii) no event has occurred which, individually or in the aggregate, could have a material adverse effect on the business, properties, profits, operations or financial condition (a "Material Adverse Effect") of Antenna and the Antenna Subsidiaries, taken as a whole, and (iii) Antenna and the Antenna Subsidiaries have carried on their respective businesses in the ordinary and usual course.

         (b) Since December 31, 1994, neither Antenna nor any of the Antenna Subsidiaries has (i) increased the salaries, wages, or other compensation, or pensions, fringe benefits or other perquisites payable to any director, executive officer or employee, or (ii) granted any severance or termination pay, or (iii) paid or accrued any bonuses or commissions, or (iv) suffered any strike, work stoppage, slowdown, or other labor disturbance which could, either individually or in the aggregate, result in a Material Adverse Effect on Antenna and the Antenna Subsidiaries, taken as a whole, or the Surviving Corporation.

         3.9. Legal Proceedings and Restrictions. (a)There are no actions, suits, proceedings, claims or investigations pending, or to the knowledge of Antenna, threatened against or affecting Antenna or any of the Antenna Subsidiaries at law or in equity or before any Governmental Authority.

         (b) There is no judgment, order, writ, decree, injunction or regulatory restriction imposed upon Antenna, any of the Antenna Subsidiaries or their assets which has had, or could reasonably be expected to have, a Material Adverse Effect on Antenna and the Antenna Subsidiaries, taken as a whole.

         3.10.    Taxes and Tax Returns.

         (a) (i) Antenna and the Antenna Subsidiaries (which term for purposes of this Section 3.10 shall include former subsidiaries of Antenna for periods during which they were owned) have timely filed (when due or prior to the expiration of any extension of the time to file) correct and complete Returns in respect of Taxes required to be filed; all Taxes shown on such Returns or otherwise known by Antenna to be due or payable have been timely paid; no adjustment relating to any such Return has been proposed in writing by any Governmental Authority, except proposed adjustments that have been resolved prior to the date hereof; and there are no outstanding summons, subpoenas or written requests for information with respect to any such Returns or the Taxes reflected thereon. To Antenna's knowledge there is no basis for imposing any additional Taxes on it or any of the Antenna Subsidiaries other than the Taxes shown on such Returns. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Antenna or any of the Antenna Subsidiaries may be subject and neither Antenna nor any of the Antenna Subsidiaries is under audit by any Governmental Authority for any Tax. There are no Tax liens on any assets of Antenna or any of the Antenna Subsidiaries other than liens for Taxes not yet due or payable;

                  (ii) Antenna and the Antenna Subsidiaries have paid, on the basis of Antenna's good faith estimate of the required installments, all estimated Taxes required to be paid under Section 6655 of the Code or any comparable provision of state, local or foreign law; and all Taxes which will be due and payable for any period or portion thereof ending on or prior to the Closing Date will have been paid or will be reflected on Antenna's books as an accrued Tax liability, either current or deferred. The amount of such Tax liabilities as of September 30, 1995 will be set forth in Section 3.10 of the Disclosure Schedule. All Taxes required to be withheld, collected or deposited by Antenna or any of the Antenna Subsidiaries during any taxable period for which the applicable statute of limitations on assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Governmental Authority;

                  (iii) For each taxable period for which the statute of limitations on assessment remains open, Antenna has not (A) been either a common parent corporation or a member corporation of an affiliated group of corporations filing a consolidated Federal income tax return, or (B) acquired any corporation that filed a consolidated Federal income tax return with any other corporation that was not also acquired by Antenna; and none of the Antenna Subsidiaries or any other entity that was included in the filing of a Return with Antenna on a consolidated, combined, or unitary basis has left Antenna's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open. Neither Antenna nor any of the Antenna Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired;

                  (iv) No consent under Section 341(f) of the Code has been filed with respect to Antenna or any of the Antenna Subsidiaries; and

                  (v) There is no significant difference on the books of Antenna or any of the Antenna Subsidiaries between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for Federal income tax purposes.

         (b)      Neither Antenna nor any of the Antenna Subsidiaries:

                  (i) Has any property that is or will be required to be treated as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code;

                  (ii) Has any Tax sharing or allocation agreement or arrangement (written or oral), owes any amount pursuant to any Tax sharing or allocation agreement or arrangement, or will have any liability in respect to any Tax sharing or allocation agreement or arrangement with respect to any entity that has been sold or disposed of;

                  (iii) Was acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections under Section 338 are applicable to any of them;

                  (iv) Is or has been subject to the provisions of Section 1503(d) of the Code related to "dual consolidated loss" rules;

                  (v) Is a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Merger;

                  (vi) Has any income reportable for a period ending after the Closing Date but attributable to an installment sale occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or deferred gain or loss arising out of any deferred intercompany transaction; or

                  (vii) Has any unused net operating loss, unused net capital loss, unused tax credit, or excess charitable contribution for Federal income tax purposes.

                  (viii) Is a United States real property holding corporation as defined in Section 897 of the Code.

         (c)      For purposes of this Agreement:

                  (i) "Returns" means any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with any Governmental Authority, including consolidated, combined and unitary tax returns.

                  (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Authority, including income, franchise, net worth, profits, gross receipts, minimum alternative, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, customs duties, imposts, charges, levies or other similar assessments of any kind, and interest, penalties and additions to tax imposed with respect thereto.

         3.11.    Employee Benefits.

         (a) Antenna (which for purposes of this Section 3.11 shall include the Antenna Subsidiaries and any other ERISA Affiliate (as hereinafter defined)) has not at any time within the past three years, maintained, administered or contributed to any pension, profit-sharing, thrift or 401(k), disability, medical, dental, health, life (including any individual life insurance policy), death benefit, group insurance or any other welfare plan, bonus, incentive, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, holiday, sick leave, fringe benefit, personnel policy, or similar plan, trust, program, policy, commitment or arrangement whether or not covered by Employee Retirement and Income Security Act of 1974, as amended ("ERISA") and whether or not funded or insured and whether written or oral (hereinafter referred to as the "Antenna Plans"), which could result in Andrew or Antenna having any liabilities, whether direct or indirect.

         (b) Antenna has made available to Andrew correct and complete copies of
(i) each Antenna Plan document, amendments thereto and board resolutions adopting such plans and amendments, (ii) each current summary plan description,
(iii) any and all agreements, insurance policies and other documents related to any Antenna Plan, including written descriptions of any unwritten Antenna Plans,
(iv) the most recent determination letter from the Internal Revenue Service (the "IRS") for each Antenna Plan (as applicable), and (v) the three most recent Annual Reports - Form 5500 (including accompanying schedules) and summary annual reports for each Antenna Plan.

         (c) (i) Each Antenna Plan (and any related agreements and documents) and Antenna have at all times complied in all material respects with the applicable requirements of ERISA, the Code and any other applicable law (including regulations and rulings thereunder), and the Antenna Plans have at all times been properly administered in all material respects in accordance with all such laws and with the terms of each applicable plan document, (ii) each of the Antenna Plans intended to be "qualified" within the meaning of Code Section 401(a) is so qualified and no facts exist that could reasonably be expected to affect adversely such "qualified" status, (iii) no Antenna Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), for current or former employees following their retirement or other termination of service, other than coverage mandated by applicable statutes or death benefits or retirement benefits under any "employee pension plan" (as such term is defined in ERISA Section 3(2)), (iv) there has not occurred nor, to the knowledge of Antenna, is any person contractually bound to enter into any non-exempt "prohibited transaction" within the meaning of Code Section 4975 or ERISA Section 406, (v) Antenna has not engaged in a transaction which could subject it to either a civil penalty under ERISA Section 409 or a tax under Code Section 4976, (vi) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against Antenna, any of the Antenna Plans or any trusts related thereto, (vii) Antenna has made or caused to be made on a timely basis any and all contributions, premiums and other amounts due and owing under the terms of any Antenna Plan or as otherwise required by applicable law, (viii) Antenna has in all respects complied with Code Section 4980B and other applicable laws concerning the continuation of employer-provided health benefits following a termination of employment or any other event that would otherwise terminate such coverage, (ix) Antenna has not at any time maintained, administered or contributed to any plan subject to ERISA Title IV, and (x) Antenna has not at any time participated in, made contributions to or had any other liability with respect to a "multiemployer plan" under ERISA Section 4001, a "multiple employer plan" under Code Section 413(c), or a "multiple employer welfare arrangement" under ERISA Section 3(40).

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or employee of Antenna, (ii) increase any benefits otherwise payable under any Antenna Plan,
(iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) impair the rights of Antenna under any Antenna Plan.

         (e) There are no actions, claims, investigations or audits pending or, to Antenna's knowledge, threatened with respect to any Antenna Plan (other than claims for benefits in the ordinary course) that will create any liability or obligation for the Surviving Corporation with respect to any Antenna Plan participant, beneficiary, alternate payee or other claimant, or with respect to any Governmental Authority, including, but not limited to, the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation.

         (f) For purposes of this Agreement, "ERISA Affiliate" means Antenna and
(i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which Antenna is a member,
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Antenna is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Antenna, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         3.12. Employment and Labor Relations. To the knowledge of Antenna and the Antenna Subsidiaries, no executive, key employee or group of employees has any plans to terminate its or their employment with Antenna or any of the Antenna Subsidiaries. There are no charges, complaints, investigations or litigation currently pending, or to the knowledge of Antenna threatened (and to the knowledge of Antenna there is no basis therefor), against Antenna or any of the Antenna Subsidiaries, relating to alleged employment discrimination, unfair labor practices, equal pay discrimination, affirmative action noncompliance, occupational safety and health, breach of employment contract, employee benefit matters, wrongful discharge or other employment-related matters. There are no outstanding orders or charges against Antenna or any of the Antenna Subsidiaries under any applicable occupational safety and health laws in any jurisdiction in which Antenna or any of the Antenna Subsidiaries conduct business. All levies, assessments and penalties made against Antenna or any of the Antenna Subsidiaries pursuant to any applicable workers' compensation legislation in any jurisdiction in which Antenna or any of the Antenna Subsidiaries conduct business have been paid by Antenna or the Antenna Subsidiaries. Neither Antenna nor any of the Antenna Subsidiaries is a party to any contracts with any labor union or employee association nor has Antenna or any of the Antenna Subsidiaries made commitments to or conducted negotiations with any labor union or employee association with respect to any future contracts. Neither Antenna nor any of the Antenna Subsidiaries is aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of Antenna or any of the Antenna Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

         3.13. Contracts. Section 3.13 of the Disclosure Schedule lists or describes the following contracts, agreements, licenses, permits, arrangements, commitments or understandings (whether written or oral) which are currently in effect or which will, without any further action on the part of Antenna or any of the Antenna Subsidiaries become effective in the future, to which Antenna or any of the Antenna Subsidiaries is a party (collectively, the "Antenna Contracts"):

         (a) any agreement for the lease of personal property or real property to or from any person or entity that individually involves an expenditure by the lessee of in excess of $10,000 in any one year;

         (b) any agreement for the purchase, sale or distribution of products, materials, commodities, supplies or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration payable by any party in excess of $10,000 in any one year;

         (c) any agreement creating, governing or providing for an investment or participation in a partnership or joint venture;

         (d) any agreement under which Antenna or any of the Antenna Subsidiaries has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which Antenna or any of the Antenna Subsidiaries has imposed a Lien on any of its assets;

         (e) any agreement concerning confidentiality or noncompetition;

         (f) any agreement with any director, officer, employee or stockholder of Antenna or any of their affiliates;

         (g) any pension, profit sharing, thrift or 401(k), bonus, incentive, deferred compensation, stock purchase, stock option, severance, salary continuation or other plan or arrangement for the benefit of current or former directors, officers or employees;

         (h) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

         (i) any agreement relating to any Intellectual Property (as that term is defined in Section 3.18) used by Antenna or any of the Antenna Subsidiaries in the conduct of their businesses, or that is licensed by Antenna or any of the Antenna Subsidiaries for use by others;

         (j) any agreement under which the consequences of a default, termination, non-renewal or acceleration could have a Material Adverse Effect on Antenna and the Antenna Subsidiaries, taken as a whole; or

         (k) any other agreement the performance of which involves consideration payable by any party in excess of $10,000 in any one year.

         Antenna has made available to Andrew a correct and complete copy of each Antenna Contract. Except as set forth in Section 3.13 of the Disclosure Schedule, (i) each Antenna Contract is legal, valid, binding, enforceable and in full force and effect, (ii) the consummation of the Merger will not cause a breach or termination of any Antenna Contract nor effect a change in any of the terms of any Antenna Contract, (iii) neither Antenna nor any of the Antenna Subsidiaries, and, to Antenna's knowledge, no other party, is in breach or default of any Antenna Contract and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default that would result in or permit termination, modification or acceleration under any Antenna Contract, and (iv) neither Antenna nor any of the Antenna Subsidiaries, and, to Antenna's knowledge, no other party, has repudiated any provision of any Antenna Contract.

         3.14. Undisclosed Liabilities. Except for liabilities (i) that are fully reflected or reserved against on the December 31, 1994 consolidated balance sheet of Antenna and the Antenna Subsidiaries (the "1994 Balance Sheet") or (ii) that were incurred in the ordinary course of business consistent with past practice since December 31, 1994, or (iii) that are fully reflected or reserved against in the Interim Financial Statements, neither Antenna nor any of the Antenna Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

         3.15.    Environmental Liability.

         (a) Neither Antenna nor any of the Antenna Subsidiaries has received any notice, or otherwise has knowledge, of any claim, and no proceeding has been instituted raising any claim against Antenna or any of the Antenna Subsidiaries or any of the respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws;

         (b) Neither Antenna nor any of the Antenna Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use;

         (c) Neither Antenna nor any of the Antenna Subsidiaries has stored or released any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials, in each case in a manner contrary to any Environmental Laws; and

         (d) All buildings on all real properties now owned, leased or operated by Antenna or any of the Antenna Subsidiaries are in compliance with applicable Environmental Laws, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect on Antenna and the Antenna Subsidiaries, taken as a whole.

         (e)      For purposes of this Agreement,

                  (i) "Environmental Laws" means any and all Federal, state, county, local and foreign laws, statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems; and

                  (ii) "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

         3.16. Tangible Assets. Antenna and the Antenna Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, shown on the 1994 Balance Sheet or acquired after the date thereof, except for properties and assets disposed of in the ordinary course of business, free and clear of all Liens. Antenna and the Antenna Subsidiaries own or lease pursuant to an Antenna Contract all buildings, machinery, equipment and other tangible assets material to the conduct of their businesses as presently conducted. Each such tangible asset is free from defects (patent and latent) other than defects that do not individually or in the aggregate materially impair its value or intended use, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Section 3.16 of the Disclosure Schedule contains a schedule of such tangible assets owned or leased by Antenna and the Antenna Subsidiaries that have a value in excess of $10,000.

         3.17. Real Property. Neither Antenna nor any of the Antenna Subsidiaries owns any real property. Section 3.17 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Antenna and any of the Antenna Subsidiaries. Antenna has made available to Andrew correct and complete copies of each such lease and sublease. Except as set forth in
Section 3.17 of the Disclosure Schedule:

         (a) each such lease or sublease is legal, valid, binding, enforceable and in full force and effect;

         (b) the consummation of the transactions contemplated hereby will neither cause the termination of each such lease or sublease nor effect a change in any of its terms;

         (c) neither Antenna nor any of the Antenna Subsidiaries nor, to the knowledge of Antenna, any other party to such lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default that would permit termination, modification or acceleration thereunder;

         (d) neither Antenna nor any of the Antenna Subsidiaries nor, to the knowledge of Antenna, any other party to each such lease or sublease has repudiated or disputed any provision thereof;

         (e) there are no oral agreements in effect as to each such lease or sublease;

         (f) to the knowledge of Antenna, the representations and warranties set forth in clauses (a) through (e) above are true and correct with respect to the lease underlying each such sublease; and

         (g) neither Antenna nor any of the Antenna Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold or subleasehold.

         3.18. Intellectual Property. (a) Section 3.18 of the Disclosure
Schedule identifies each patent, trademark, service mark, trade name, assumed name, copyright, trade secret, license to or from third parties with respect to any of the foregoing, applications to register or registrations of any of the foregoing or other intellectual property rights which are owned or used by or have been issued to Antenna or any of the Antenna Subsidiaries (collectively the "Intellectual Property"). Antenna has made available correct and complete copies of all patents, trademarks, copyrights, registrations, licenses, permits, agreements and applications related to the Intellectual Property to Andrew and correct and complete copies of all other written documentation evidencing ownership of or the right to use each such item. Except as set forth in Section
3.18 of the Disclosure Schedule:

                  (i) Antenna and the Antenna Subsidiaries possess all right, title and interest in and to the Intellectual Property, free and clear of any Lien or other restriction;

                  (ii) the legality, validity, enforceability, ownership or use of the Intellectual Property is not currently being challenged, nor to the knowledge of Antenna is it subject to any such challenge;

                  (iii) Antenna and the Antenna Subsidiaries have taken all necessary or advisable action to maintain and protect the Intellectual Property and will continue to maintain those rights prior to the Closing so as not to affect materially the validity or enforcement of the rights set forth in Section 3.18 of the Disclosure Schedule; and

                  (iv) the Intellectual Property will be owned or available for use by Andrew on identical terms and conditions immediately subsequent to the Closing and the transactions contemplated by this Agreement will have no Material Adverse Effect on Antenna's and the Antenna Subsidiaries rights, title and interest in and to any of the rights set forth in Section 3.18 of the Disclosure Schedule.

         (b) To the knowledge of Antenna, (i) neither Antenna nor any of the Antenna Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, nor is Antenna or any of the Antenna Subsidiaries currently interfering with, infringing upon, misappropriating or otherwise coming into conflict with any intellectual property rights of third parties, and (ii) no third party has, in the past three years, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Antenna or any of the Antenna Subsidiaries that could result in a Material Adverse Effect on Antenna and the Antenna Subsidiaries, taken as a whole, nor is any third party currently interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property rights of Antenna or any of the Antenna Subsidiaries.

         3.19. Inventory. No material portion of the inventory of Antenna or any of the Antenna Subsidiaries is unfit for the purpose for which it was procured, or is obsolete, expired, damaged or defective. Substantially all of the inventory of Antenna and the Antenna Subsidiaries consists of items of a quantity and quality which are usable and saleable in the ordinary course of business.

         3.20. Notes and Accounts Receivable. All notes and accounts receivable of Antenna and the Antenna Subsidiaries are reflected properly on Antenna's books and records, are not subject to any setoff or counterclaim, are current and collectible, subject only to the reserve for bad debts established in accordance with the past practice of Antenna and the Antenna Subsidiaries.

         3.21. Bank Accounts and Powers of Attorney. Section 3.21 of the Disclosure Schedule sets forth a list of all accounts, borrowing resolutions and deposit boxes maintained by each of Antenna and the Antenna Subsidiaries at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes. There are no outstanding powers of attorney executed on behalf of Antenna or any of the Antenna Subsidiaries.

         3.22. Guaranties. Neither Antenna nor any of the Antenna Subsidiaries is a guarantor or otherwise is liable for any indebtedness, liability or other obligation of any other person or entity.

         3.23. Insurance. Section 3.23 of the Disclosure Schedule lists each insurance policy and self-insurance arrangement to which Antenna or any of the Antenna Subsidiaries is a party, a named insured or otherwise the beneficiary of, specifying the insurer, type of insurance, policy number and pending claims thereunder with respect to Antenna and any of the Antenna Subsidiaries. The coverage provided by each of such policies is in an amount, and of a type sufficient for the business presently conducted and proposed to be conducted by Antenna and the Antenna Subsidiaries. Antenna and the Antenna Subsidiaries are in substantial compliance with all conditions contained in such policies.

         3.24. Service Contracts and Warranties. Neither Antenna nor any of the Antenna Subsidiaries is a party to any service contract pursuant to which services are provided by Antenna or the Antenna Subsidiaries to a third party.
Section 3.24 of the Disclosure Schedule includes copies of the standard terms and conditions of all product warranties for each of Antenna and the Antenna Subsidiaries.

         3.25. Certain Relationships. No stockholder, director, officer or, to Antenna's knowledge, employee of Antenna or any of the Antenna Subsidiaries (i) is, or controls, or is an employee of any competitor, supplier, customer or lessor or lessee of Antenna or any of the Antenna Subsidiaries, or (ii) is indebted to Antenna or any of the Antenna Subsidiaries in an amount in excess of $1,000 in any individual case, or (iii) owns any asset, tangible or intangible, which is used in the business of Antenna or any of the Antenna Subsidiaries, other than assets that are immaterial in value; and neither Antenna nor any of the Antenna Subsidiaries has entered into any transaction (including the furnishing of goods or services) with any stockholder, director, officer, employer or other affiliate, except on terms and conditions no less favorable to Antenna or any of the Antenna Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party.

         3.26. S-4 Information. None of the written information to be supplied by Antenna for inclusion in the S-4 will, at the time the S-4 is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), or at the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         3.27. Broker's Fees. Except for the amounts set forth in the letter agreement dated May 11, 1995 between Antenna and The Chicago Corporation, neither Antenna nor any of the Antenna Subsidiaries nor any of their respective directors, officers or employees has employed any person or entity as a broker, finder or agent or incurred any liability for any broker's fees, finder's fees or other commission in connection with the Merger or the related transactions contemplated by this Agreement.

         3.28. Pooling of Interests. Antenna has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         3.29. Certain Customer Relationships. Section 3.29 of the Disclosure Schedule contains an accurate list of Antenna's 15 largest customers for the year ending December 31, 1995 (the "Primary Customers"), together with the total dollar amount of all products purchased by such Primary Customers from Antenna and the Antenna Subsidiaries during 1995. Antenna and the Antenna Subsidiaries generally have good relationships with each of the Primary Customers and neither Antenna nor any of the Antenna Subsidiaries has received any notice or otherwise has knowledge that any Primary Customer intends to reduce the volume or dollar amount of the products it purchases from Antenna or the Antenna Subsidiaries.

         3.30. Disclosure. No representation or warranty by Antenna contained in this Agreement (including the Disclosure Schedule and the Exhibits referred to herein), or in any certificate furnished or to be furnished by Antenna to Andrew in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein not misleading, or necessary in order to provide a prospective purchaser of Antenna with adequate information as to Antenna and the Antenna Subsidiaries and their business, properties, profits, operations, liabilities or condition (financial and otherwise).


                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF ANDREW

         Andrew represents and warrants to Antenna as follows:

         4.1. Corporate Organization. Andrew is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Andrew has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Correct and complete copies of the Certificate of Incorporation and By-Laws of Andrew, as in effect as of the date of this Agreement, have been made available to Antenna by Andrew.

         4.2. Capitalization. The authorized capital stock of Andrew consists of 100,000,000 shares of Andrew Common Stock, of which as of December 13, 1995, 39,035,020 shares were issued and outstanding. All of the issued and outstanding shares of Andrew Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Andrew Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         4.3. Authority; No Violation. (a) Andrew has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Andrew. No other corporate proceedings on the part of Andrew are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Andrew and constitutes a valid and binding obligation of Andrew, enforceable against Andrew in accordance with its terms.

         (b) The execution and delivery of this Agreement by Andrew, the consummation by Andrew of the transactions contemplated hereby, and the compliance by Andrew with the terms or provisions hereof, will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Andrew, (ii) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Andrew or any of its subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, breach any provision of or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Andrew or any of its subsidiaries under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Andrew or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.4. Consents and Approvals. Except for (i) the HSR Filing and the expiration of the waiting period thereunder, (ii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (iii) the filing of Articles of Merger with the Illinois Secretary of State pursuant to the Illinois Business Corporation Act of 1983, as amended, (iv) the filing with the SEC and declaration of effectiveness of the S-4, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Andrew Common Stock pursuant to this Agreement, and (vi) the filings and authorizations necessary to list the shares of Andrew Common Stock issued pursuant to this Agreement on the NNM, no Consents from any Governmental Authority or any third party are necessary in connection with the execution and delivery by Andrew of this Agreement and the consummation by Andrew of the Merger and the other transactions contemplated by this Agreement.

         4.5. Financial Statements. Andrew has previously provided Antenna with correct and complete copies of (a) the consolidated balance sheet of Andrew and its subsidiaries as of September 30, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended September 30, 1995, accompanied by the audit report of Ernst & Young LLP, independent public auditors with respect to Andrew, (b) the consolidated balance sheets of Andrew and its subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended September 30, 1994, 1993 and 1992 as reported in Andrew's 1994 Annual Report to Stockholders filed with the SEC under the Securities and Exchange Act (the "Exchange Act"), accompanied by the audit report of Ernst & Young LLP, and (c) the unaudited consolidated condensed balance sheets of Andrew and its subsidiaries as of December 31, 1994 and 1993, March 31, 1995 and 1994 and June 30, 1995 and 1994 and the related unaudited condensed consolidated statements of income and cash flows for the periods then ended as reported in Andrew's Quarterly Reports on Form 10-Q for the periods ended December 31, 1994, March 31, 1995 and June 30, 1995 filed with the SEC under the Exchange Act (the "Andrew Forms 10-Q") (collectively, the "Andrew Financial Statements"). The Andrew Financial Statements fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments customary in nature and amount), the consolidated financial position of Andrew and its subsidiaries as of the dates thereof, and the consolidated results of the operations and cash flows of Andrew and its subsidiaries for the respective fiscal periods or as of the respective dates thereof; and each of such statements , including the notes thereto, comply in all material respects with the applicable accounting requirements and published rules and regulations of the SEC. Each of such financial statements, including the notes thereto, has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by the applicable accounting requirements and published rules and regulations of the SEC for Quarterly Reports on Form 10-Q. The books and records of Andrew and its subsidiaries have been, and are being, maintained in all material respects in accordance with all other applicable legal and accounting requirements and reflect only actual transactions.

         4.6. Legal Proceedings. (a) There are no actions, suits, proceedings, claims or investigations pending, or to the knowledge of Andrew, threatened against or affecting Andrew or any of its subsidiaries at law or in equity or before any Governmental Authority or challenging the validity or propriety of the transactions contemplated by this Agreement.

         (b) There is no judgment, order, writ, decree, injunction or regulatory restriction imposed upon Andrew, any of its subsidiaries or their assets which has had, or could reasonably be expected to have, a Material Adverse Effect on Andrew and its subsidiaries, taken as a whole, or the Surviving Corporation.

         4.7. SEC Reports. The annual reports on Form 10-K of Andrew for the past two years as filed under the Exchange Act, and all other reports and proxy statements filed or required to be filed by Andrew during such period, have been duly and timely filed by Andrew, complied as to form with all requirements under the Exchange Act, were true and correct in all material respects as of the dates at which the information was furnished, and contained no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         4.8. S-4 Information. None of the information that Andrew will include or incorporate by reference in the S-4 will, at the time the S-4 is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Andrew makes no representation or warranty with respect to statements made in the S-4 based on written information supplied by Antenna or the Antenna Subsidiaries specifically for inclusion therein.
         4.9. Broker's Fees. Neither Andrew nor any of its subsidiaries nor any of their respective directors, officers or employees has employed any person or entity as a broker, finder or agent or incurred any liability for any broker's fees, finder's fees or other commission in connection with the Merger or the related transactions contemplated by this Agreement.

         4.10. Reorganization. Andrew has no reason to believe that the Merger will not qualify as a reorganization within the meaning of Section 368 of the Code.

         4.11. Disclosure. No representation or warranty by Andrew contained in this Agreement, or in any financial statement, certificate or other document furnished or to be furnished by Andrew to Antenna or its representatives in connection herewith contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein not misleading.

                                   ARTICLE V.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, each of Antenna and Andrew shall, and shall cause each of their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and employees and (iii) take no action which would adversely affect or delay the ability of either Antenna or Andrew to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         5.2. Antenna Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Antenna shall not, and shall not permit any of the Antenna Subsidiaries to, without the prior written consent of Andrew:

         (a) incur any indebtedness for borrowed money (except pursuant to existing funded debt agreements described in Section 3.13 of the Disclosure Schedule), assume, guarantee, endorse or otherwise as an accommodation, become responsible for the obligations of any other individual, partnership, limited liability company, corporation or other entity (collectively, "Person"), or make any loan or advance;

         (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock,
         (iii) grant any Person any right to acquire any shares of its capital stock, or (iv) issue any additional shares of capital stock;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person, or cancel or release any indebtedness or claims owed to or held by Antenna or any of the Antenna Subsidiaries by any Person, except in the ordinary course of business consistent with past practice;

         (d) make any investment in any Person by purchase of securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person;

         (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any Antenna Contract, or change any terms in any Antenna Contract, other than renewals or changes in immaterial terms thereof or changes effective January 1, 1996 in certain terms of the Antenna Company Employee's 401(k) Plan which changes have been made available to Andrew;

         (f) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees other than in the ordinary course of business consistent with past practice, pay any pension or retirement allowance not required by any existing plan or agreement to any of the foregoing, or become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any of the foregoing, except for changes effective January 1, 1996 in certain terms of the Antenna Company Employee's 401(k) Plan which changes have been made available to Andrew;

         (g) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

         (h) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment, or (ii) as a reorganization within the meaning of Section 368 of the Code;

         (i) amend its Articles of Incorporation or By-Laws; or

         (j) take any action that is intended or may reasonably be expected to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) any violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

         5.3. Andrew Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Andrew shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Antenna:

         (a) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or

         (b) take any action that is intended or may reasonably be expected to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) any violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         6.1. Regulatory and Other Matters. (a) Andrew, with the cooperation of Antenna, shall promptly prepare and file the S-4 with the SEC and shall use reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Antenna shall, upon request, furnish Andrew with all information or documents concerning Antenna and the Antenna Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4. Andrew shall also use its reasonable efforts to obtain all necessary state securities law or "Blue Sky" qualifications, permits and approvals required to carry out the transactions contemplated by this Agreement, and Antenna shall furnish all information concerning Antenna and the holders of Antenna Common Stock as may be reasonably requested by Andrew in connection with such qualifications, permits and approvals.

         (b) The parties shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation to effect all applications, notices, petitions and filings, including the HSR Filing, and to obtain as promptly as practicable all Consents of Governmental Authorities and third parties which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement, and the parties shall keep each other apprised of the status of matters relating to completion of the transactions contemplated herein.

         6.2. Access to Information. Upon reasonable notice, Antenna shall, and shall cause the Antenna Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Andrew access during normal business hours during the period prior to the Effective Time to all of Antenna's and the Antenna Subsidiaries' books and records, properties and contracts, and, during such period, Antenna shall, and shall cause the Antenna Subsidiaries to, make available to Andrew all information concerning their businesses, assets and personnel as Andrew may reasonably request. Andrew shall hold all information furnished by or on behalf of Antenna or the Antenna Subsidiaries pursuant to this Section 6.2 in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 11, 1995, between Antenna and Andrew (as amended, the "Confidentiality Agreement").

         6.3. Stockholders' Approval. Antenna shall call a meeting of its stockholders for the purpose of voting upon this Agreement and the Merger, which meeting shall be held as soon as reasonably practicable after the S-4 is declared effective by the SEC .

         6.4. NNM Listing. Andrew shall cause the shares of Andrew Common Stock to be issued in the Merger to be approved for listing on the NNM, subject to official notice of issuance, prior to the Effective Time.

         6.5. Affiliates. Prior to the Effective Time, Antenna shall obtain from each of its stockholders a written agreement substantially in the form attached as Exhibit B, provided, however, that Antenna is not required to obtain any such agreement from any stockholder or group of stockholders who, in the opinion of McDermott, Will & Emery, are not "affiliates" of Antenna pursuant to Rule 145 of the Securities Act or otherwise pursuant to SEC accounting releases with respect to "pooling of interests" accounting treatment.

         6.6. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary or advisable action.

         6.7. Advice of Changes. Antenna and Andrew shall promptly advise the other party of any change or event which is likely to have a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         6.8. Takeover Proposals. (a) Antenna agrees that from and after its execution of this Agreement through the Effective Time, it shall not, nor shall it permit any of the Antenna Subsidiaries to, and it shall use its best efforts to cause the directors, officers, employees and stockholders, and all investment bankers, attorneys or other advisors or representatives retained by Antenna or any of the Antenna Subsidiaries not to, (i) solicit or encourage the submission of any Takeover Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any third party any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, a Takeover Proposal,
(iii) make or authorize any statement or recommendation in support of any Takeover Proposal or (iv) enter into any agreement with respect to any Takeover Proposal.

         (b) Notwithstanding the foregoing paragraph (a), nothing contained in this Section 6.8 shall prohibit the Board of Directors, executive officers or stockholders of Antenna, or the investment bankers, attorneys, or other advisors or representatives retained by Antenna from participating in any discussions or negotiations with, or furnishing any information to, any third party that makes a Takeover Proposal if all of the following events shall have occurred: (i) Andrew has been notified in writing of such Takeover Proposal within 24 hours of Antenna's receipt thereof, including the identity of the party making the Takeover Proposal and the specific terms and conditions thereof, and has been given copies of such Takeover Proposal; (ii) such third party has made a written Takeover Proposal to the Board of Directors of Antenna, which Takeover Proposal identifies a price or range of values to be paid and based on the advice of Antenna's investment bankers, the Board of Directors of Antenna has determined that such Takeover Proposal is financially more favorable to the stockholders of Antenna than the terms of the Merger; (iii) Antenna's Board of Directors has determined, based on the advice of Antenna's investment bankers, that such third party is financially capable of consummating the transactions specified in the Takeover Proposal; and (iv) the Board of Directors of Antenna has determined, after consultation with its outside legal counsel, that its fiduciary duties require it to furnish information to and negotiate with such third party. Notwithstanding the foregoing, Antenna shall not provide any non-public information to such third party unless (x) prior to the date thereof Antenna has provided such information to Andrew; (y) Antenna has notified Andrew in advance of any such proposed disclosure of non-public information and has provided Andrew with a description of the information Antenna intends to disclose; and
(z) Antenna provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the Confidentiality Agreement.

         (c) In addition to the foregoing requirements, Antenna shall not accept or enter into any agreement concerning a Takeover Proposal until at least 48 hours after Andrew's receipt of a copy of such Takeover Proposal. Upon compliance with the requirements in the foregoing paragraph (b) and this paragraph (c), Antenna shall be entitled to terminate this Agreement in accordance with the provisions of Section 8.1(d).

         (d) For purposes of this Agreement, "Takeover Proposal" means any proposal or offer for a merger, consolidation or other business combination involving Antenna or any proposal or offer to acquire a material equity interest in, or a substantial portion of the assets of, Antenna or the Antenna Subsidiaries, other than by Andrew as contemplated by this Agreement.

         (e) The Company shall be entitled to furnish a copy of this Section 6.8 to any third party who expresses an interest in making a Takeover Proposal after the execution of this Agreement.

         6.9. Tax Matters.  Antenna and Andrew agree as follows:

         (a) Consistency. Antenna and Andrew will not, and Antenna will use its best efforts to cause its stockholders not to, file any tax return, make any disclosure or otherwise take any position or any action that is inconsistent with the Merger qualifying as a reorganization under Section 368(a)(1)(A) of the Code or would alone or in conjunction with any other action cause the Merger to not qualify as a reorganization under Section 368(a)(1)(A) of the Code. Antenna and Andrew will, and Antenna will use its best efforts to cause its stockholders to, file all Returns and take such other actions as may be required for the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code and to comply with the regulations under Section 368 of the Code as they apply to the Merger.

         (b) Continuity of Business Enterprise. Andrew will cause the historic business of Antenna to be continued or will cause a significant portion of the historic business assets of Antenna to be used in a trade or business in a manner sufficient to comply with the continuity of business enterprise requirements set forth in Treasury Regulation 1.368-1(d) under Section 368 of the Code.

         (c) Reacquisition of Shares. Neither Andrew nor any of its affiliates have any plan or present intention to reacquire any of the shares of Andrew Common Stock issued in the Merger.

         6.10. Exchange Act Reports. Andrew will make timely filings of all documents and reports required to be filed by it pursuant to the Exchange Act.

         6.11. Combined Operations Financial Statements. If the Closing occurs after February 29, 1996, Andrew will file, not later than the fifteenth day following the last day of the first complete calendar month following the Closing, provided such month is the first month of the quarter, a report on Form 8-K which includes financial results of Andrew covering a period of at least 30 days of post-Merger combined operations of Andrew and Antenna sufficient to allow "affiliates" of Antenna to sell shares of Andrew received in connection with the Merger pursuant to the provisions of Accounting Series Release No. 135, as amended by Staff Accounting Bulletin Nos. 65 and 76.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

         7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Approvals and Consents. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"), and all consents necessary to transfer all of Antenna's rights, title and interest to its facilities located on Maplewood Drive in Itasca, Illinois shall have been obtained in accordance with the lease thereof, and shall remain in full force and effect.

         (b) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (c) NNM Listing. The shares of Andrew Common Stock which shall be issued to the stockholders of Antenna upon consummation of the Merger shall have been authorized for listing on the NNM, subject to official notice of issuance.

         (d) Blue Sky. Andrew shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Andrew Common Stock pursuant to this Agreement and the Merger.

         (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

         (f) Antenna Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by holders owning 66-2/3% or more of the issued and outstanding shares of Antenna Common Stock.

         7.2. Conditions to Obligations of Andrew. The obligation of Andrew to effect the Merger is also subject to the satisfaction or waiver by Andrew at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Antenna set forth in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Antenna that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Andrew shall have received a certificate signed on behalf of Antenna by the President and the Vice President-Operations, to the foregoing effect.

         (b) Performance of Obligations of Antenna. Antenna shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Andrew shall have received a certificate signed on behalf of Antenna by the President, and the Vice President-Operations to such effect.

         (c) Dissenters Rights. No holder of Antenna Common Stock shall have validly exercised its "dissenters rights" pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA").

         (d) Antenna Technologies Inc. Antenna Technologies Inc., an Illinois corporation ("ATI"), shall have been dissolved in accordance with the provisions of the IBCA and the Secretary of State of Illinois shall have issued a certificate of dissolution applicable to ATI. No actions shall have been taken by ATI, its directors or its shareholders to revoke such dissolution.

         (e) Stockholder Agreements. Andrew shall have received either (i) executed letter agreements substantially in the form attached as Exhibit B from each stockholder of Antenna, or (ii) a legal opinion from McDermott, Will & Emery, counsel to Antenna, in form and substance satisfactory to Andrew and its counsel, opining that any stockholder or any group of stockholders of Antenna that has failed to execute and deliver such an agreement is not deemed to be an "affiliate" of Antenna for purposes of Rule 145 under the Securities Act or otherwise pursuant to SEC accounting releases with respect to "pooling of interests" accounting treatment.

         (f) Non-Competition and Confidentiality Agreements. Roger K. Fisher and William A. Hamilton shall have each executed and delivered to Andrew a non-competition and confidentiality agreement substantially in the form attached as Exhibit C.

         (g) Pooling of Interests Letter. Andrew shall have received from Ernst & Young, LLP a letter dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus that forms a part of the S-4 is first mailed to stockholders of Antenna, in form and substance acceptable to Andrew, to the effect that the business combination to be effected by the Merger will qualify for accounting as a "pooling of interests" by Andrew for purposes of its consolidated financial statements under GAAP and applicable SEC rules and regulations, and such letter shall not have been withdrawn or modified in any material respect on the Closing Date. No action shall have been taken or proposed by any Governmental Authority, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or proposed by any Governmental Authority that would prevent Andrew from accounting for the business combination to be effected by the Merger as a pooling of interests.

         (h) Legal Opinion; Closing Certificates. Andrew shall have received from McDermott, Will & Emery, counsel to Antenna, an opinion substantially in the form attached as Exhibit D, together with such customary closing documents and certificates as Andrew or its counsel shall reasonably request.

         (i) Federal Tax Opinion. Andrew shall have received an opinion of Gardner, Carton & Douglas, in form and substance reasonably satisfactory to Andrew, on or about the date that is two business days prior to the date the S-4 is first mailed to stockholders of Antenna, substantially to the effect that the Merger will constitute a tax free reorganization under Section 368(a)(1)(A) of the Code and Antenna and Andrew will each be a party to the reorganization and such opinion shall not have been withdrawn or modified in any material respect on the Closing Date. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Andrew, Antenna, stockholders of Antenna and others.

         (j) Certifications. Andrew and Gardner, Carton & Douglas, counsel to Andrew, shall have received (i) a certificate from Antenna substantially in the form attached as Exhibit E, and (ii) certificates from each stockholder of Antenna substantially in the form attached as Exhibit F.

         (k) Material Adverse Change. There shall not have occurred any change which would constitute a Material Adverse Effect on Antenna and the Antenna Subsidiaries, taken as a whole.

         7.3. Conditions to Obligations of Antenna. The obligation of Antenna to effect the Merger is also subject to the satisfaction or waiver by Antenna at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Andrew set forth in this Agreement that are qualified with a reference to materiality shall be true and correct, and the representations and warranties of Andrew that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Antenna shall have received a certificate signed on behalf of Andrew by the Chief Executive Officer or the Chief Financial Officer of Andrew to the foregoing effect.

         (b) Performance of Obligations of Andrew. Andrew shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Antenna shall have received a certificate signed on behalf of Andrew by the Chief Executive Officer or the Chief Financial Officer of Andrew to such effect.

         (c) Legal Opinion; Closing Certificates. Antenna shall have received from Gardner, Carton & Douglas, counsel to Andrew, an opinion substantially in the form attached as Exhibit G together with such customary closing documents and certificates as Antenna or its counsel shall reasonably request.

         (d) Federal Tax Opinion. The stockholders of Antenna shall have received an opinion of McDermott, Will & Emery, in form and substance reasonably satisfactory to them on or about the date that is two business days prior to the date the Proxy Statement/Prospectus that forms a part of the S-4 is first mailed to stockholders of Antenna, substantially to the effect that:

                  (i) The Merger will constitute a tax free reorganization under
         Section 368(a)(1)(A) of the Code and Antenna and Andrew will each be a party to the reorganization;

                  (ii) No gain or loss will be recognized by the stockholders of Antenna who exchange their Antenna Common Stock for Andrew Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Andrew Common Stock);

                  (iii) The tax basis of the Andrew Common Stock received by stockholders who exchange all of their Antenna Common Stock for Andrew Common Stock in the Merger will be the same as the tax basis of the Antenna Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

                  (iv) The holding period for capital gains purposes of Andrew Common Stock received by stockholders of Antenna in the Merger will include the period during which the shares of Antenna Common Stock surrendered in exchange therefor were held, provided such Antenna Common Stock was held as a capital asset by the holder of such Antenna Common Stock at the Effective Time; and

                  (v) The discussion in the S-4 under the caption "The Merger -- Certain Federal Income Tax Consequences" insofar as it relates to matters of federal income tax law is a fair and accurate summary of such matters.

and such opinion shall not have been withdrawn or modified in any material respect on the Closing Date. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Antenna, stockholders of Antenna, Andrew and others.

         (e) Material Adverse Change. There shall not have occurred any change which would constitute a Material Adverse Effect on Andrew and its subsidiaries, taken as a whole.

                                  ARTICLE VIII.

                            TERMINATION AND AMENDMENT

         8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Antenna:

         (a) by mutual consent of Antenna and Andrew in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) by either the Board of Directors of Antenna or the Board of Directors of Andrew if any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the Merger, or any Governmental Authority of competent jurisdiction shall have issued an order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (c) by either the Board of Directors of Antenna or the Board of Directors of Andrew (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if (x) there shall have been a material breach of any of the representations or warranties or any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, (y) the Closing shall not have occurred on or before March 1, 1996; provided, however, that neither Board of Directors shall be entitled to terminate the Agreement pursuant to this clause (y) if the reason the Closing has not occurred by such date is because any Governmental Authority which must grant a Requisite Regulatory Approval has failed to act, the S-4 shall have been filed but shall not yet have been declared effective, the Antenna stockholder meeting shall not have occurred in accordance with the requirements of the IBCA or some similar event beyond the control of both parties shall not have occurred by such date, or (z) the Closing shall not have occurred on or before May 31, 1996;

         (d) by the Board of Directors of Antenna (after consulting with its legal counsel), if such action is required for the Board of Directors to comply with its fiduciary duties to Antenna and its stockholders; provided, however, if such action is taken by Antenna, then (i) within 2 days of such termination Antenna shall pay to Andrew $400,000 as reimbursement for Andrew's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement (for which Andrew shall not be required to account); and (ii) if Antenna shall consummate any transaction pursuant to a Takeover Proposal (x) within 15 months following the date of this Agreement, or (y) pursuant to a definitive agreement executed by Antenna during such 15-month period, Antenna shall also promptly pay to Andrew $1,500,000 upon the occurrence of such transaction; or

         (e) by Antenna if the Andrew Stock Value is less than $38.00.

         8.2. Effect of Termination. In the event of termination of this Agreement by either Antenna or Andrew as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Antenna, Andrew, any of their respective subsidiaries or any of their directors or officers shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 8.1(d) and 9.1, this
Section 8.2 and the last sentence of Section 6.2, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Antenna nor Andrew shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         8.3. Amendment; Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) amend any term or provision of this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iv) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Antenna, there may not be, without further approval of such stockholders, any amendment, extension or waiver of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of Antenna Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such amendment, extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such amendment, extension or waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition in this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

         9.1. Expenses. Except as set forth in Section 8.1(d), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that all filing and other fees paid to the SEC and state securities agencies in connection with the S-4 shall be borne by Andrew.

         9.2. Notices. All notices and other required communications hereunder shall be in writing and shall be deemed given: if delivered personally, when so delivered; if telecopied, on the date telecopied, provided there is written confirmation of receipt and a confirming notice or communication is delivered in the manner set forth herein); if mailed by registered or certified mail (postage prepaid and return receipt requested), on the date five days after deposit in the mail; or if delivered by overnight courier (with written confirmation of delivery to such courier), on the next business after such delivery, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Andrew, to:

                  Andrew Corporation
                  10500 West 153rd Street
                  Orland Park, Illinois 60462
                  Attention:  Charles R. Nicholas
                  Executive Vice President; Chief Financial Officer
                  Fax:  (708) 873-2571

                  with a copy to:

                  Gardner, Carton & Douglas
                  321 North Clark Street, Suite 3400
                  Chicago, Illinois 60610
                  Attention:  Dewey B. Crawford
                  Fax:  (312) 644-3381
      and

         (b)      if to Antenna, to:

                  The Antenna Company
                  1100 Maplewood Drive
                  Itasca, Illinois 60143
                  Attention:  Mr. Roger K. Fisher, President
                  Fax:  (708) 250-8269

                  with a copy to:

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois 60606
                  Attention:  Thomas J. Murphy
                  Fax:  (312) 984-3669

         9.3. Interpretation. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Andrew, Antenna or any of their respective subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

         9.4. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

         9.5. Entire Agreement. This Agreement (including the Disclosure Schedule, Exhibits, documents and instruments referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

         9.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law which would result in the application of any other law.

         9.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.8. Publicity. Except as otherwise required by applicable law or the rules of the NNM, neither Antenna nor Andrew shall, or shall permit any of their respective subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld.

         9.9. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement (including the Disclosure Schedule, Exhibits, documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         9.10. Knowledge and Awareness. As used in this Agreement, "knowledge" or "awareness" of any entity means the actual knowledge or awareness of such entity's officers and other persons exercising supervisory authority, and such knowledge or awareness as such entity's officers and other persons exercising supervisory authority should have had after reasonable investigation. Whenever the term "knowledge" or "awareness" is used to refer to the "knowledge" or "awareness" of Antenna, such term shall include the "knowledge" or "awareness" of the officers and other persons exercising supervisory authority over Antenna and the Antenna Subsidiaries and the stockholders of Antenna who are active in the business of Antenna and the Antenna Subsidiaries.

         9.11. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, county, local or foreign law or statute shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         9.12. Pooling of Interests Accounting; Tax Free Reorganization. In the event that either Andrew or Antenna becomes aware of any provisions of this Agreement which would prevent the Merger from being accounted for as a pooling of interests or qualifying as a reorganization within the meaning of Section 368 of the Code, such parties shall negotiate in good faith with a view toward amending this Agreement in a manner which would permit the Merger to be accounted for as a pooling of interests or qualified as such a reorganization, as applicable.

         IN WITNESS WHEREOF, Antenna and Andrew have caused this AGREEMENT AND PLAN OF MERGER to be executed by their respective officers thereunto duly authorized as of the date first above written.

ANDREW CORPORATION                                  THE ANTENNA COMPANY

By: /s/ F. L. English                                By:  /s/  Roger K. Fisher
    ---------------------------------                     --------------------
        Floyd L. English                                       Roger K. Fisher
        Chairman, President and Chief                          President
        Executive Officer

                                    EXHIBIT A

                               CERTIFICATE OF MERGER
                                        OF
                                THE ANTENNA COMPANY
                                       INTO
                                 ANDREW CORPORATION

      Andrew Corporation, a Delaware Corporation, hereby certifies that:

      FIRST: The name and state of incorporation of each of the constituent corporations is as follows:

                                                       State of
                     Name                           Incorporation
               Andrew Corporation                      Delaware
              The Antenna Company                      Illinois

      SECOND: An Agreement and Plan of Merger dated January ___, 1996 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section
252(c) of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation is Andrew Corporation.

      FOURTH: The Certificate of Incorporation of Andrew Corporation as in effect on the date of filing of this certificate shall be the Certificate of Incorporation of the surviving corporation.

      FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of Andrew Corporation, the surviving corporation, the address of which is 10500 West 153rd Street, Orland Park, Illinois 60462.

      SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

      SEVENTH: The authorized capital stock of The Antenna Company is 100,000 shares of Common Stock, $.10 par value.

      IN WITNESS WHEREOF, Andrew Corporation has caused this certificate to be duly executed by its officers thereunto duly authorized this ____ day of _____________ 1996.


            ANDREW CORPORATION

            By:
               Charles R. Nicholas
               Executive Vice President;
               Chief Financial Officer


            ATTEST:

                  James F. Petelle
                  Secretary

                                   EXHIBIT B

                             FORM OF AFFILIATE LETTER
                                _____________, 1996


Andrew Corporation
10500 West 153rd Street
Orland Park, Illinois 60464

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of The Antenna Company, an Illinois corporation ("Antenna"), as the term "affiliate" is defined within the meaning of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated January ___, 1996 (as amended from time to time, the "Agreement"), between Andrew Corporation, a Delaware corporation ("Andrew") and Antenna, Antenna shall merge with and into Andrew (the "Merger").

         In connection with the Merger, I may be entitled to receive shares of common stock, par value $0.01 per share, of Andrew (the "Andrew Common Stock") in exchange for shares of Antenna common stock, par value $0.10 per share (the "Antenna Common Stock").

         I represent and warrant to, and covenant with, Andrew that in the event I receive any Andrew Common Stock as a result of the Merger:

         (a) I shall not make any sale, transfer or other disposition of the Andrew Common Stock in violation of the Act or the Rules and Regulations.

         (b) I have carefully read this letter and the Agreement and, to the extent I felt necessary, I have discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Andrew Common Stock with my counsel or counsel for Antenna.

         (c) I have been advised that any shares of Andrew Common Stock issued to me pursuant to the Merger have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have been advised that at the time the Merger is submitted for a vote of the stockholders of Antenna, I may be deemed to be an affiliate of Antenna, and other than as set forth in the Agreement, the distribution by me of the Andrew Common Stock has not been registered under the Act. Therefore, I will not sell, transfer or otherwise dispose of any Andrew Common Stock issued to me in the Merger unless such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, and either such sale, transfer or other disposition has been made (i) pursuant to an effective registration statement under the Act, or (ii) in a transaction that in the opinion of counsel is exempt from registration under the Act.

         (d) I understand that Andrew is under no obligation to register the sale, transfer or other disposition of the Andrew Common Stock by me or on my behalf under the Act, or to take any other action necessary in order to make compliance with an exemption from such registration available.

         (e) I further represent to, and covenant with, Andrew that I will not, during the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of Antenna Common Stock or shares of the capital stock of Andrew that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of Andrew Common Stock received by me in the Merger or any other shares of the capital stock of Andrew until after such time as results covering at least 30 days of the combined operations of Antenna and Andrew have been published by Andrew, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations, and I understand that Andrew may place on the certificates of Common Stock issued to me a legend to the foregoing effect.

         Execution of this letter is not an admission on my part that I am an "affiliate" of Antenna as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                    Sincerely yours,


                                    Name:



         Accepted this ___ day of
         _______________, 1996


         ANDREW CORPORATION


         By:
              Name:
              Title:

                                EXHIBIT C

                                  FORM OF
             CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

                  THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of ___________, 1996, by and between [Roger K. Fisher/William A. Hamilton] (the "Stockholder") and ANDREW CORPORATION, a Delaware corporation ("Andrew").

                              R E C I T A L S:

                  WHEREAS, Andrew and the Antenna Company, an Illinois corporation ("Antenna"), have entered into an Agreement and Plan of Merger dated as of ________, 1996 (the "Merger Agreement"), pursuant to which Antenna will be merged with and into Andrew.

                  WHEREAS, Antenna is engaged in the design, assembly, testing, packaging, marketing, sale and distribution of antenna products and cellular phone accessories (the "Acquired Business").

                  WHEREAS, the Stockholder owns certain shares of the Antenna capital stock, and also serves as an officer and director of Antenna;

                  WHEREAS, in his role as a significant stockholder and an officer and director of Antenna, the Stockholder has acquired confidential and proprietary business information and trade secrets relating to Antenna and the Acquired Business, which information and trade secrets form a substantial and valuable asset to Andrew.

                  WHEREAS, as a condition to Andrew's obligations under the terms of the Merger Agreement, and as an incentive for Andrew to undertake such obligations, Andrew desires to bind the Stockholder to certain restrictive covenants and Stockholder agrees to be so bound, on the terms and conditions set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Andrew and the Stockholder agree as follows:

         1. Non-Competition. The Stockholder acknowledges and agrees that he has learned valuable trade secrets and other proprietary information regarding Antenna and the Acquired Business, and that Andrew would be irreparably damaged if the Stockholder were to provide services to any person or entity in violation of the restrictions contained in this Agreement. Accordingly, as an inducement for Andrew to enter into and consummate the transactions contemplated by the Merger Agreement, the Stockholder agrees that for a period of two years from the later of the date hereof or the date on which Stockholder ceases to be an employee of Andrew (the "Restricted Period"), neither the Stockholder nor any Affiliate (as defined below) of the Stockholder shall, directly or indirectly, either for himself or itself or for any other person or entity:

                  (a) engage or participate in, or assist or advise (whether as a stockholder, owner, partner, employee, officer, director, advisor, consultant or agent), or permit his or its name to be used by, or render services for, any person or entity that is engaged in a Competing Business (as defined below) in the Market Area (as defined below); provided, however, that nothing in this Agreement shall prevent the Stockholder from acquiring or owning, as a passive investment, up to two percent (2%) of the outstanding voting securities of an entity engaged in a Competing Business which are publicly traded on any recognized national securities market;

                  (b) take any action in the Market Area in connection with a Competing Business which might divert from Andrew or any of its Affiliates any opportunity which would be within the scope of Andrew's or such Affiliate's business as then conducted or, to the Stockholder's knowledge, proposed to be conducted;

                  (c) solicit or attempt to solicit any customer of Andrew or any of its Affiliates to purchase Competing Products or Services (as defined below) from any person or entity (other than Andrew or such Affiliate);

                  (d) solicit or attempt to solicit any supplier, licensor, licensee or other business relation of Andrew or any Affiliate thereof to cease doing business with Andrew or any of its Affiliates; or

                  (e) directly or indirectly solicit or hire, or attempt to solicit or hire, any person or entity who is a director, officer, employee or agent of Andrew or any of its Affiliates to perform services for any entity other than Andrew or such Affiliate.

         As used herein, a "Competing Business" shall mean a business which engages or is making plans to engage in the manufacture, marketing or distribution of products, or the performance, marketing or sale of services, which are competitive with, similar to, or may be used as substitutes for, any products or services of Andrew or any of its Affiliates, including, but not limited to those products and services of Antenna and the Acquired Business, whether (i) in the case of products, such products are or were manufactured by or for Andrew or an Affiliate thereof for sale, or purchased as finished goods for resale, or (ii) in the case of services, such services were performed by Andrew or an Affiliate thereof, or by another company or person on behalf of Andrew or such Affiliate; the products and services subject to these restrictive covenants being referred to herein as "Competing Products and Services." As used herein, "Market Area" shall mean the State of Illinois, any other State in the United States wherein Andrew or any of its Affiliates conducts operations, or any other country wherein Andrew or any of its Affiliates conducts operations. As used herein, an "Affiliate" shall mean any person or entity which controls a party, which such party controls or which is under common control with such party. "Control" means the power, direct or indirect, to influence or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

         2. Disclosure of Confidential Information. Andrew and the Stockholder recognize that it is fundamental to the business and operations of Andrew and its Affiliates to preserve the specialized knowledge, trade secrets, and Confidential Information (as defined below) of Antenna concerning the communications industry, including the research, development, production, assembly, marketing, distribution and sale of communications equipment. As a result of his prior role in Antenna's operations, the Stockholder has obtained specialized knowledge, trade secrets and confidential information such as that described herein about the Acquired Business, Antenna and its Affiliates. Therefore, the Stockholder agrees that:

                  (a) The Stockholder shall keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any secret or confidential information relating to the Acquired Business, the operations or other affairs of Antenna, Andrew or their Affiliates, including confidential information concerning the marketing practices, pricing practices, costs, profit margins, customer lists, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other information protectible as a trade secret under applicable law (collectively, the "Confidential Information"). The obligations of the Stockholder hereunder shall not apply to any information that has become public information without fault on the part of the Stockholder, and shall not apply where the Stockholder's disclosure of any such secret or confidential information is required by law.

                  (b) At the request of Andrew, the Stockholder shall, and shall cause each of his Affiliates to make, execute and deliver all applications, papers, assignments, conveyances, instruments or other documents and shall perform or cause to be performed such other lawful acts as Andrew may reasonably deem necessary or desirable to implement any of the provisions of this Agreement, and shall give testimony and cooperate with Andrew, its Affiliates or their representatives in any controversy or legal proceedings involving Andrew, its Affiliates or their representatives with respect to any Confidential Information.

         3. Specific Performance. The Stockholder agrees that any violation by him of Sections 1 or 2 of this Agreement would be highly injurious to Andrew and its Affiliates and would cause irreparable harm. Therefore, if the Stockholder breaches the provisions of Sections 1 or 2 of this Agreement, Andrew shall be entitled to seek injunctive relief and a decree of specific performance against the Stockholder. Andrew's right to seek such specific performance is non-exclusive and shall be in addition to any other rights and remedies to which it may be entitled. In the event the Stockholder breaches a covenant contained in this Agreement, the Restricted Period applicable to the Stockholder with respect to such breached covenant shall be extended for the period of such breach.

         4. Reformation. The Stockholder acknowledges that the territorial, time and scope limitations set for in Section 1 and 2, as applicable, are reasonable and are properly required for the protection of Andrew. In the event any territorial, time or scope limitation contained in this Agreement is deemed to be unreasonable by a court of competent jurisdiction, Andrew and the Stockholder agree that such term shall be reduced to an area, period or scope as such court shall deem reasonable under the circumstances.

         5. Notice. All notices and other required communications hereunder shall be in writing and shall be deemed given: if delivered personally, when so delivered; if telecopied, on the date telecopied, provided there is written confirmation of receipt and a confirming notice or communication is delivered in the manner set forth herein; if mailed by registered or certified mail (postage prepaid and return receipt requested), on the date five days after deposit in the mail; or if delivered by overnight courier (with written confirmation of delivery to such courier), on the next business after such delivery, in each case to the parties at the following addresses:

         (a)      if to Andrew, to:

                         Andrew Corporation
                         10500 West 153rd Street
                         Orland Park, Illinois 60462
                         Attention: Charles R. Nicholas
                         Executive Vice President; Chief Financial Officer
                         Fax:  (708) 873-2571
         with a copy to:
                         Gardner, Carton & Douglas
                         321 North Clark Street, Suite 3400
                         Chicago, Illinois 60610
                         Attention:  Dewey B. Crawford
                         Fax:  (312) 644-3381
                         and

         (b)      if to the Stockholder to:


                  with a copy to:

                         McDermott, Will & Emery
                         227 West Monroe Street
                         Chicago, Illinois 60606
                         Attention: Thomas J. Murphy
                         Fax: (312) 984-3669

         or at such other addresses or to such other addressees as may be designated by notice given in accordance with the provisions hereof.

         6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

         7. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois, without regard to any applicable conflicts of law rules which would result in the application of any other law.

         9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10. Assignment. Neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by either of the parties (whether by operation of law or otherwise); provided, however that Andrew shall be allowed to assign its rights hereunder in connection with the transfer of all or substantially all of Andrew's assets or capital stock to another party (whether by sale, merger, consolidation or otherwise). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         11. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, county, local or foreign law or statute shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         12. Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement unless otherwise indicated. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

ANDREW CORPORATION                            STOCKHOLDER

By:
Name:                                         Name:  [Roger K. Fisher/
Title:                                                  William A. Hamilton]

                                     EXHIBIT D

                      FORM OF LEGAL OPINION TO BE DELIVERED
                          BY SPECIAL COUNSEL TO ANTENNA

         The legal opinion of McDermott, Will & Emery, special counsel to The Antenna Company ("Antenna"), shall be to the effect that:

         1. Antenna has been duly incorporated and is validly existing and in good standing under the laws of the State of Illinois. Antenna has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Antenna is duly qualified to do business and is in good standing as a foreign corporation under the laws of the State of Texas.

         2. Each Antenna Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted.

         3. The authorized capital stock of Antenna consists of 100,000 shares of Antenna Common Stock, of which 9,000 shares are issued and outstanding. All of the issued and outstanding shares of Antenna Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, free of statutory preemptive rights, and, to such counsel's knowledge, free of any other preemptive rights. To the knowledge of such counsel, Antenna does not have and is not bound by any outstanding subscriptions, options, convertible securities, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock.

         4. Antenna owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the Antenna Subsidiaries, free and clear of any Liens, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. To the knowledge of such counsel no Antenna Subsidiary has or is bound by any outstanding subscriptions, options, convertible securities, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock or any other equity interest in such subsidiary.

         5. Antenna has the corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors and stockholders of Antenna. No other corporate proceedings on the part of Antenna are necessary to approve the Merger Agreement or to consummate the transactions contemplated thereby. The Merger Agreement has been duly and validly executed and delivered by Antenna and constitutes a valid and binding obligation of Antenna, enforceable against Antenna in accordance with its terms, subject to the following qualifications:

                  (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or in law); and

                  (ii) such counsel need express no opinion with respect to the enforceability of (a) Section 8.3 of the Merger Agreement to the extent that it provides that provisions of the Merger Agreement may only be waived in writing, or (b) Section 9.7 of the Merger Agreement to the extent it states that the provisions of the Merger Agreement are severable.

         6. The execution and delivery of the Merger Agreement by Antenna, the consummation by Antenna of the transactions contemplated thereby, and the compliance by Antenna with the terms or provisions thereof, will not (i) violate any provision of the Articles of Incorporation or By-Laws of Antenna, (ii) constitute a violation of any Applicable Contracts, (iii) cause the creation of any security interest or lien upon any of the property of Antenna pursuant to any Applicable Contract, (iv) contravene any provision of any Applicable Law, or
(v) contravene any Applicable Order of any Governmental Authority against the Company.

         Reference to (i) "Applicable Laws" shall mean those laws, rules, and regulations of the States of Illinois and Delaware and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Merger Agreement; (ii) "Governmental Authorities" shall mean any Illinois, Delaware, or federal executive, legislative, judicial, administrative, or regulatory body; (iii) "Applicable Orders" shall mean those orders or decrees of Governmental Authorities identified on a schedule attached to such opinion which are the only orders or decrees known to such counsel to be binding on Antenna; and (iv) "Applicable Contracts" shall mean those agreements or instruments set forth on
Schedule 3.13 to the Merger Agreement.

         7. Except for (i) the HSR Filing and the expiration of the waiting period thereunder, (ii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (iii) the filing of Articles of Merger with the Illinois Secretary of State pursuant to the Illinois Business Corporation Act of 1983, as amended, (iv) the approval of the Merger Agreement by the requisite vote of the holders of Antenna Common Stock, and (v) the filing with the SEC and declaration of effectiveness of the S-4, all of which filings, expirations, approvals and declarations have been made, occurred or obtained, no Consent of any Governmental Authority, is necessary in connection with the execution and delivery by Antenna of the Merger Agreement and the consummation by Antenna of the Merger and the other transactions contemplated thereby.

         8. To the knowledge of such counsel, there are no actions, suits, proceedings, claims or investigations pending, or to the knowledge of counsel after due inquiry, threatened against or affecting Antenna or any of the Antenna Subsidiaries at law or in equity or before any Governmental Authority or challenging the validity or propriety of the transactions contemplated by the Merger Agreement.

         9. ATI has been dissolved in accordance with the requirements of the IBCA.

                                     EXHIBIT E

                               THE ANTENNA COMPANY

                              OFFICER'S CERTIFICATE
                                       TO
                       ANDREW CORPORATION AND ITS COUNSEL

         The Antenna Company ("Antenna") makes the representations and warranties set forth below to Andrew Corporation ("Andrew") and its counsel, Gardner, Carton & Douglas, in connection with the merger of Antenna into Andrew (the "Merger") pursuant to the Agreement and Plan of Merger dated January __, 1996, between Andrew and Antenna (the "Agreement").

         Antenna represents and warrants that:

         1. The fair market value of the Andrew Common Stock and any other consideration to be received by each Antenna shareholder ("Shareholder") will be approximately equal to the fair market value of the Antenna stock surrendered in the exchange.

         2. There is no plan or intention by the Shareholders of Antenna to sell, exchange, or otherwise dispose of a number of shares of Andrew Common Stock to be received in the Merger that would reduce the Shareholders' ownership of Andrew Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the stock of Antenna as of the same date, or to enter into any transaction or agreement that would eliminate substantially all of the economic benefits and burdens of the beneficial ownership of any such shares. For purposes of this representation, shares of Antenna stock to be exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Andrew Common Stock have been treated as outstanding Antenna stock on the date of the Merger. In addition, shares of Antenna stock and shares of Andrew Common Stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger have been considered in making this representation.

         3. The liabilities of Antenna to be assumed by Andrew and the liabilities to which the transferred assets of Antenna are subject were incurred by Antenna in the ordinary course of its business.

         4. The fair market value of the assets of Antenna to be transferred to Andrew will equal or exceed the sum of the liabilities assumed by Andrew, plus the amount of liabilities, if any, to which the transferred assets are subject.

         5. Immediately prior to the Merger, Antenna is not an investment company within the meaning of Section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "Code"). A corporation is an "investment company" under that provision of the Code if 50% or more of its assets (by value) consist of stock or securities and 80% or more of its assets (by value) are held for investment. For purposes of these 50% and 80% tests, however, stock of a subsidiary corporation is ignored and the parent corporation is deemed to own a ratable portion of its subsidiary's assets directly. (A corporation is a subsidiary for this purpose if the parent owns 50% or more of its stock by vote or value).

         6. There is no intercorporate indebtedness existing between Antenna and Andrew that was issued, acquired, or will be settled at a discount.

         7. Antenna has not filed for protection from creditors under the U.S. bankruptcy laws or otherwise made a general assignment of its assets for the benefit of creditors.

         8. Andrew, Antenna and the Shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         9. Antenna is entering into the Merger for business reasons and not for the principal purpose of avoiding federal income tax.

         10. Antenna has not declared dividends with respect to its stock which are or will be unpaid at the time of the Merger.

         11. The Merger will be consummated in compliance with the material terms of the Agreement, and none of the material terms and conditions therein has been waived or modified, and Antenna has no plan or intention to waive or modify any such material condition. No side agreements exist between Antenna and any of the Shareholders or Andrew related to the Merger which set forth terms or conditions or call for payment of consideration by any party not set forth in the Agreement.

         Antenna acknowledges that Andrew is relying upon the truth and accuracy of each of the foregoing representations and warranties in consummating the Merger and that if any representation and warranty is untrue Andrew could suffer significant financial harm. Antenna further acknowledges that Gardner, Carton & Douglas is relying upon the truth and accuracy of each of the foregoing representations and warranties as the basis, in part, for the delivery of its opinion on the federal tax consequences of the Merger pursuant to Section 7.2(i) of the Agreement.

         IN WITNESS WHEREOF, Antenna, acting by an authorized officer and with full corporate authority, has executed and delivered this Officer's Certificate as of the _____ day of __________, 1996.
                                                   THE ANTENNA COMPANY

                                      By:  __________________________________
                                     Its:  __________________________________

                                      EXHIBIT F

                                 THE ANTENNA COMPANY

                               SHAREHOLDER'S CERTIFICATE
                                          TO
                           ANDREW CORPORATION AND ITS COUNSEL

                  I, _________________, a shareholder of The Antenna Company ("Antenna") make the representations and warranties set forth below to Andrew Corporation ("Andrew") and its counsel, Gardner, Carton & Douglas, in connection with the merger of Antenna into Andrew (the "Merger") pursuant to the Agreement and Plan of Merger dated January __, 1996, between Andrew and Antenna (the "Agreement").

                  I represent and warrant that:

                  1. I have no plan or intention to sell, exchange, or otherwise dispose of a number of shares of Andrew Common Stock to be received by me in the Merger that would reduce my ownership of Andrew Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all Antenna stock owned by me as of the same date, and I have not entered into and have no plan or intention to enter into any transaction or agreement that would eliminate substantially all of the economic benefits and burdens of the beneficial ownership of any such shares of Andrew Common Stock. For purposes of this representation, shares of Antenna stock to be exchanged for cash or other property have been treated as outstanding Antenna stock on the date of the Merger and Antenna stock otherwise sold, redeemed or disposed of prior to the Merger, or intended to be subsequent to the Merger, have been considered.

                  2. I will pay the expenses, if any, incurred by me in my capacity as a shareholder of Antenna in connection with the Merger.

                  3. To the best of my knowledge, no part of any consideration paid or to be paid to me for services performed or to be performed by me for Antenna or Andrew or pursuant to any contractual relationship between Antenna or Andrew and me constitutes separate or additional consideration for the shares of Antenna stock to be exchanged by me in the Merger, and no part of the Andrew Common Stock to be issued to me pursuant to the Merger constitutes separate or additional consideration attributable to such services or contractual relationship.

                  I understand that Andrew is relying upon the truth and accuracy of each of the foregoing representations and warranties in consummating the Merger and that if any representation and warranty is untrue, Andrew could suffer significant financial harm. I further understand that Gardner, Carton & Douglas is relying upon the truth and accuracy of each of the foregoing representations and warranties as the basis, in part, for the delivery of its opinion pursuant to Section 7.2(i) of the Agreement.

         Dated:  __________, 1996

                                       ------------------------------------
                                           [Name of Antenna Shareholder]

                                     EXHIBIT G
                      FORM OF LEGAL OPINION TO BE DELIVERED
                              BY COUNSEL TO ANDREW

         The legal opinion of Gardner, Carton & Douglas, counsel to Andrew Corporation ("Andrew"), shall be to the effect that:

         1. Andrew is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Andrew has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

         2. The authorized capital stock of Andrew consists of 100,000,000 shares of Andrew Common Stock. All of the issued and outstanding shares of Andrew Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights. The shares of Andrew Common Stock to be issued pursuant to the Merger have been duly authorized and, at the Effective Time upon issuance pursuant to the Merger Agreement, all such shares will be validly issued, fully paid, nonassessable and free of statutory preemptive rights.

         3. Andrew has the corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Andrew. No other corporate proceedings on the part of Andrew are necessary to approve the Merger Agreement or to consummate the transactions contemplated thereby. The Merger Agreement has been duly and validly executed and delivered by Andrew and constitutes a valid and binding obligation of Andrew, enforceable against Andrew in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles regardless of whether enforcement is sought in a proceeding in equity or at law. We express no opinion as to the validity or enforceability of any provision regarding choice of Delaware law to govern the Merger Agreement.

         4. The execution and delivery of the Merger Agreement by Andrew, the consummation by Andrew of the transactions contemplated thereby, and the compliance by Andrew with the terms or provisions thereof, will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Andrew, (ii) violate the Delaware General Corporation Law or any Federal or Illinois law, rule or regulation that to the knowledge of such counsel is applicable to transactions of the type contemplated by the Merger Agreement, (iii) contravene any order or decree of any federal, Illinois or Delaware governmental authority known by such counsel to be applicable to Andrew, or (iv) constitute a violation of, or cause the creation of any lien pursuant to, any material license, lease, contract, agreement or other instrument or obligation to which Andrew or any of its subsidiaries is a party and which is filed as an exhibit to any filings or reports with the SEC. Notwithstanding the preceding sentence, we express no opinion as to whether the execution and delivery of the Merger Agreement by Andrew, the consummation by Andrew of the transactions contemplated thereby or the compliance by Andrew with the terms and provisions thereof will constitute a breach of, or constitute a default under, any covenant or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of Andrew contained in any agreement to which Andrew is a party.

         5. Except for (i) the HSR Filing and the expiration of the waiting period thereunder, (ii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (iii) the filing of Articles of Merger with the Illinois Secretary of State pursuant to the Illinois Business Corporation Act of 1983 as amended, (iv) the filing with the SEC and declaration of effectiveness of the S-4, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Andrew Common Stock pursuant to this Agreement, and (vi) the filings and authorizations necessary to list the shares of Andrew Common Stock issued pursuant to the Merger Agreement on the NNM, all of which filings, expirations, approvals and declarations have been made, occurred or obtained, no Consents from any federal, Illinois or Delaware governmental authority are necessary in connection with the execution and delivery by Andrew of the Merger Agreement and the consummation by Andrew of the Merger and the other transactions contemplated by the Merger Agreement.

         6. To our knowledge, based upon discussions with officers of Andrew, there are no actions, suits, proceedings, claims or investigations pending or threatened against or affecting Andrew or any of its subsidiaries at law or in equity or before any federal, Illinois or Delaware governmental authority or challenging the validity or propriety of the transactions contemplated by the Merger Agreement which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect to Andrew and its subsidiaries, taken as a whole.